Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of August 31, 2010, by and among New Tropicana Opco, Inc., a Delaware corporation (“Purchaser”), Icahn Partners LP, a Delaware limited partnership (“Icahn Partners”), Icahn Partners Master Fund LP, a Cayman Islands exempted limited partnership (“Icahn Master”), Icahn Partners Master Fund II L.P., a Cayman Islands exempted limited partnership (“Icahn Master II”), and Icahn Partners Master Fund III L.P., a Cayman Islands exempted limited partnership (“Icahn Master III” and, together with Icahn Partners, Icahn Master and Icahn Master II, the “Sellers” and, each individually, a “Seller”).  The Purchaser and Sellers are collectively referred to herein as the “Parties” and each individually is referred to herein as a “Party”.

WITNESSETH:

WHEREAS, on February 19, 2010, the Sellers acquired approximately US$72,363,849, in aggregate principal amount, of the Senior Secured Floating Rate Notes due 2012 issued pursuant to that certain Indenture, dated as of March 28, 2008, by and among Long Beach Mortgage Company N.V., the guarantors named therein and Wells Fargo Bank, National Association, as trustee and collateral agent (the “Notes”);

WHEREAS, on May 6, 2010, Abura Development Corporation VBA, an Aruba limited liability company (“Abura”), agreed to purchase at an auction the “Registered Property” (as defined in the Deed of Assignment, dated as of May 6, 2010), attached hereto as Annex A;

WHEREAS, pursuant to that certain Contribution and Subscription Agreement, dated as of June 16, 2010 (the “Sellers Contribution Agreement”), by and among Icahn Fund Sub 1D Ltd., a Cayman Islands exempt company duly incorporated with limited liability (the “Company”), and the Sellers, each Seller (i) agreed to contribute to the Company such Seller’s rights, title and interest in and to all the Notes in exchange for the issuance of shares of the Company and (ii) made a loan to the Company in exchange for the issuance by the Company to each Seller of a demand promissory note in the aggregate principal amount borrowed from each Seller (the “Company Promissory Notes”);

WHEREAS, pursuant to that certain Contribution and Subscription Agreement, dated as of June 16, 2010 (the “Company Contribution Agreement”, together with the Sellers Contribution Agreement, the “Contribution Agreements”), by and among the Company and Abura, the Company agreed (i) to contribute to Abura (a) the Company’s rights, title and interest in and to all the Notes and (b) cash in the amount of US$2,800,000, in exchange for the issuance by Abura to the Company of an aggregate of up to 40,983,999 shares of Abura, and (ii) to fund the acquisition of the Registered Property through a cash loan to Abura consisting of an aggregate principal amount of US$20,224,719.00, in exchange for the issuance by Abura to the Company of a demand promissory note in an aggregate principal amount of US20,224,719.00 (the “Abura Note”);

WHEREAS, on July 9, 2010, upon repayment by the Company of the Company Promissory Notes, the Company Promissory Notes were cancelled by the respective Seller; and

WHEREAS, the Purchaser desires to purchase from Sellers, and the Sellers desire to sell and transfer to the Purchaser, all of the issued and outstanding shares (the “Company Shares”) of capital stock of the Company (the “Transaction);

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter contained, the Parties hereby agree as follows:

1.             Purchase and Sale.

1.1           Purchase and Sale.  On the date hereof and on the terms and subject to the conditions set forth in this Agreement, each Seller shall sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from such Seller, the Company Shares set forth opposite such Seller’s name on Exhibit A.

1.2           Purchase Price.  Upon delivery of the Company Shares pursuant to Section 1.1, the Purchaser shall pay to each Seller, by wire transfer in immediately available funds in accordance with the wiring instructions of the Sellers set forth on Exhibit B, such amount as is set forth opposite such Seller’s name on Exhibit A.

1.3           Closing.  The transactions contemplated hereby are being consummated on the date hereof, effective as of the date hereof, and shall take place at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022 or such other time and place as is agreed to by the Parties.

1.4           Register of Members of the Company.  On the date hereof, the Sellers shall cause the Company to instruct Walkers Corporate Services Limited to make the appropriate entries in the Register of Members of the Company to reflect the Transaction.

1.5           Officers and Directors.  Effective as of the date hereof:

(a)   the directors of the Company as of immediately prior to the consummation of the transactions contemplated hereby shall resign as directors of the Company;

(b)   and the officers of the Company as of immediately prior to the consummation of the transactions contemplated hereby shall be removed as officers of the Company.

1.6           Transfer Taxes.  All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest) incurred in connection with the Transaction shall be borne solely by the Purchaser, and the Sellers and the Purchaser shall cooperate in the execution and filing of all necessary federal, state, local and foreign returns and other documentation with respect to all such taxes and fees (costs of such filing to be borne solely by the Purchaser).

2.             Representations and Warranties of the Sellers.  As an inducement to the Purchaser to enter into this Agreement and to consummate the Transaction, each Seller, jointly and severally with the other Sellers, represents and warrants to the Purchaser, as of the of date hereof, as follows:

2.1           Organization.

(a)   Such Seller is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed or organized.  Such Seller is duly qualified to do business in each jurisdiction in which the nature of its business or the character or location of the properties and assets owned, leased or operated by it makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on such Seller’s ability to consummate the Transaction.

(b)   The Company (i) is an exempted company duly incorporated with limited liability, validly existing and in good standing under the laws of the Cayman Islands, (ii) is duly qualified or licensed to do business and is in good standing with the Registrar of Companies in the Cayman Islands in each jurisdiction in which the nature of its business or the character or location of the properties and assets owned, leased or operated by it makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the Company and (iii) has not at any time conducted any business or operations and has not entered into any transaction other than in connection with, or related to, the purchase of the Registered Property, including as set forth in the Contribution Agreements.

(c)   Abura (i) is a limited liability company duly organized, validly existing and in good standing under the laws of Aruba, (ii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the character or location of the properties and assets owned, leased or operated by it makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on Abura and (iii) has not at any time conducted any business or operations and has not entered into any material transaction other than (A) the acquisition of the Registered Property and certain activities related thereto, (B) the transactions set forth in the Company Contribution Agreement and (C) the operation of the Aruban Hotel and fractional timeshares attached to the Registered Property (the “Timeshares”), the adjacent property and the temporary casino (collectively, the “Business”).

2.2           Authority.  Such Seller (a) has the requisite power and authority to execute and deliver this Agreement and to perform the Transaction, and (b) has duly taken all action required to be taken by such Seller under applicable Law (as defined below) for the due authorization of this Agreement and the performance by it of the Transaction.  This Agreement has been duly and validly executed and delivered by such Seller and, assuming the due execution and delivery of this Agreement by Purchaser, constitutes a legal, valid and binding obligation of such Seller, enforceable against each Seller in accordance with its terms, except to the extent the enforceability thereof may be limited by:  (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies; and (ii) general principles of equity, including, without limitation, principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

2.3           No Restrictions.

(a)   The execution and delivery of this Agreement by such Seller, the performance by Seller of its obligations hereby and the consummation by such Seller of the Transaction do not (i) violate of any of the governing documents of such Seller, (ii) violate any permit or approval (“Permit”), if any, issued, to such Seller, under any statute, law, rule, regulation or ordinance (collectively, “Laws”) or any judgment, decree, order, writ, permit or license (collectively, “Orders”) relating to such Seller or (iii) violate, conflict with, or result in a breach (with or without due notice or lapse of time or both) of, any of the terms or provisions of, or constitute a default (with or without due notice or lapse of time or both) under, or give rise to a right of termination or violation under, or result in the creation or imposition of any Lien upon, any of the respective property or assets of such Seller under (A) any contract to which such Seller is a party or by which it may be bound or to which any of its property or assets may be subject or (B) any Law applicable to such Seller, except in each case of clauses (i), (ii) and (iii), as would not reasonably be expected to have a material adverse effect on the ability of such Seller to consummate the Transaction.

(b)   There is no suit, action, claim, investigation or inquiry by any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentally of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (“Governmental Authority”), and no legal, administrative or arbitration proceeding pending or, to the knowledge of Sellers (“Sellers’ Knowledge”), threatened against any of the Sellers or the Company that seeks to enjoin or otherwise prevent the consummation of the Transaction.

2.4           Approvals and Consents.  No authorization or approval by, and no notice to or filing with, any Governmental Authority or third party is required to be obtained or made by such Seller in connection with the due execution and delivery by such Seller of this Agreement or the consummation by such Seller of the Transaction, except for such authorizations, approvals, notices and filings, which are being obtained or made on the date hereof or the failure of which to obtain or make would not reasonably be expected to have a material adverse effect on the business of the Company or Abura or such Seller’s ability to consummate the Transaction.

2.5           Ownership.  Such Seller is the record and beneficial owner of the number of Company Shares set forth opposite such Seller’s name on Schedule A.  Such Seller has the power and authority to sell, transfer, assign and deliver its portion of the Company Shares, and such delivery will convey to Purchaser on the date hereof good and valid title to such Company Shares, free and clear of any liens, adverse claim, pledge, security interests or other encumbrances, claims or voting or other restrictions (collectively, “Liens”) of any kind.  There are no other issued or outstanding equity interests, economic interests (other than obligations incurred in the ordinary course of business) or voting interests in the Company other than the Company Shares.  All of the issued and outstanding Company Shares have been duly authorized and validly issued and fully paid, have been offered, sold and delivered by the Company in compliance with applicable securities Laws and have not been, and the Company Shares will not be, issued in violation of any outstanding securities, options, warrants, calls, rights, conversion rights, preemptive rights, rights of first refusal, redemption rights, repurchase rights, plans, “tag-along” or “drag-along” rights, stock appreciation, phantom equity, profits interests or similar rights, commitments, agreements, arrangements or undertakings (“Equity Rights”).  There are no Equity Rights (i) obligating any Seller or the Company to issue, deliver, redeem, purchase or sell, or cause to be issued, delivered, redeemed, purchased or sold, any Company Shares, (ii) giving any Person (as defined below) a right to subscribe for or acquire any Company Shares or (iii) obligating the Company to issue, grant, adopt or enter into any Equity Right.  None of the Sellers or the Company has outstanding indebtedness that entitles any Person to vote any Company Shares.  No Person other than the Sellers has an ownership interest in the Company.

2.6           Assets of the Company.  The Company owns all of the issued and outstanding shares of Abura (the “Abura Shares”).  Other than in respect of the Abura Note, such Seller has not created, or caused the Company to create, any Liens on the Abura Shares.  The Company is the due holder of the Abura Note.  The Company has no assets other than the Abura Shares and the Abura Note.  All of the issued and outstanding Abura Shares have been duly authorized and validly issued and fully paid, have been offered, sold and delivered by Abura in compliance with applicable securities Laws and have not been, and the Abura Shares will not be, issued in violation of any Equity Rights.  There are no Equity Rights (i) obligating any Seller, the Company or Abura to issue, deliver, redeem, purchase or sell, or cause to be issued, delivered, redeemed, purchased or sold, any Abura Shares, (ii) giving any Person a right to subscribe for or acquire any Abura Shares or (iii) obligating Abura to issue, grant, adopt or enter into any Equity Right.  None of the Sellers, the Company or Abura has any outstanding indebtedness that entitles any Person to vote any Abura Shares.

2.7           No Brokers’ and Finders’ Fees.  No Person has acted, directly or indirectly, as an investment banker, broker, finder, financial advisor or other intermediary for any Seller, and no Seller has incurred, become liable for or otherwise entered into any contract or agreement with respect to any broker’s commission, finder’s fee or similar payment relating to or in connection with the Transaction.

3.             Representations and Warranties of Purchaser. As an inducement to each of the Sellers to enter into this Agreement and to consummate the Transaction, the Purchaser represents and warrants to each Seller, as of the date hereof, as follows:

3.1           Organization.  The Purchaser is a corporation incorporated, validly existing and in good standing under the laws of Delaware, is duly qualified or licensed to do business and is in good standing as a corporation in each jurisdiction in which the nature of its business or the character or location of the properties and assets owned, leased or operated by it makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the Purchaser.

3.2           Authority.  The Purchaser (a) has the requisite power and authority to execute and deliver this Agreement and to perform the Transaction, and (b) has duly taken all action required to be taken by the Purchaser under applicable Law for the due authorization of this Agreement and the performance by it of the Transaction.  This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming the due execution and delivery of this Agreement by the Sellers, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent the enforceability thereof may be limited by:  (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies; and (ii) general principles of equity, including, without limitation, principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

3.3           No Restrictions.

(a)   The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereby and the consummation by the Purchaser of the Transaction do not (i) violate of any of the governing documents of the Purchaser, or (ii) violate, conflict with, or result in a breach (with or without due notice or lapse of time or both) of, any of the terms or provisions of, or constitute a default (with or without due notice or lapse of time or both) under, or give rise to a right of termination or violation under, or result in the creation or imposition of any Lien upon, any of the respective property or assets of the Purchaser under (A) any contract to which the Purchaser is a party or by which it may be bound or to which any of its property or assets may be subject or (B) any Law applicable to the Purchaser, except as would not reasonably be expected to have a material adverse effect on the ability of the Purchaser to consummate the Transaction.

(b)   There is no suit, action, claim, investigation or inquiry by any Governmental Authority, and no legal, administrative or arbitration proceeding pending or, the Purchaser’s knowledge, threatened against the Purchaser, with respect to the execution, delivery and performance of this Agreement or the Transaction.

3.4           Approvals and Consents.  No authorization or approval by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by the Purchaser in connection with the due execution and delivery by the Purchaser of this Agreement, the consummation by the Purchaser of the Transaction, except for such authorizations, approvals, notices and filings which are being obtained or made on the date hereof or the failure of which to obtain or make would not reasonably be expected to have a material adverse effect on the ability of the Purchaser to consummate the Transaction.

3.5           No Brokers’ and Finders’ Fees No Person has acted, directly or indirectly, as an investment banker, broker, finder, financial advisor or other intermediary for the Purchaser, and the Purchaser has not incurred, become liable for or otherwise entered into any contract or agreement with respect to any broker’s commission, finder’s fee or similar payment relating to or in connection with the Transaction.

4.             Miscellaneous.

4.1           Successors and Assigns; Assignment. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this

Agreement, express or implied, is intended to confer upon any party, other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  This Agreement may not be assigned by any Party without the prior written consent of the other Parties.  Notwithstanding the foregoing, the Purchaser may assign this Agreement and any or all rights or obligations hereunder, without the consent of the Sellers, to one or more of its Affiliates; provided that no such assignment shall relieve the Purchaser of any of its obligations under this Agreement.  For purposes of this Agreement, “Affiliate” means any individual, group of individuals or entity, including without limitation, any trust, custodian, individual retirement account, corporation, limited liability company, joint venture, limited partnership or general partnership (each, a “Person”), that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with a Person or (ii) any other Person that, directly or indirectly, is the beneficial owner of a majority of the voting power of the specified person or of which the specified Person is directly or indirectly the owner of a majority of the voting power.

4.2           Cooperation.  The Purchaser and the Sellers shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and other representatives to reasonably cooperate, in preparing and filing all tax returns, including maintaining and making available to each other all records necessary in connection with taxes and in resolving all disputes and audits with respect to all taxable periods relating to taxes.  Neither the Purchaser nor the Sellers shall be required to provide any information which such person determines, in its sole discretion, is confidential.

4.3           Press Releases.  The Purchaser and the Sellers will consult with the other before issuing, and provide the other the opportunity to review, comment upon and approve, any press release or other public statements with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement without the other Party’s prior written consent, except that a Party may make such disclosures as are required by applicable Law (based on the advice of the disclosing Party’s legal counsel), but only after disclosing to the other Parties the basis for so concluding that such disclosure is so required and consulting with the other Parties regarding the contents of such disclosure prior thereto.

4.4           Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without giving effect to the conflict of laws principles thereof.

4.5           Jurisdiction.  Each of the Parties hereby irrevocably and unconditionally agrees that any action, suit or proceeding, at Law or equity, arising out of or relating to this Agreement or the Transaction shall only be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such action, suit or proceeding.

Each Party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts.  Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this section.

4.6           Waiver of Jury.  EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR THE TRANSACTION.

4.7           Specific Performance.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, the Parties agree that, in addition to any other remedies, each Party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.  Each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy.

4.8           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.9           Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the Party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the address as specified below or to any other address or addresses as any Party may from time to time designate by written notice to the other Parties; as set forth on the signature page hereof or at such other address as such Party may designate by ten days advance written notice to the other Parties.

If to Purchaser, to:

New Tropicana Opco, Inc.,

3930 Howard Hughes Parkway, Fourth Floor

Las Vegas, Nevada  89169

Attention:  Marc Rubinstein

Facsimile: 702-589-3889

With a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue

New York, NY 10022
Attention: Richard A. Presutti

Facsimile: 212-593-5955

If to Sellers, to:

Icahn Capital LP
c/o Icahn Enterprises L.P.
767 Fifth Avenue, 47th Floor
New York, NY 10153
Attention: Keith Cozza
Facsimile: 646-367-4550

With a copy to:

Icahn Capital LP
c/o Icahn Enterprises L.P.
767 Fifth Avenue, 47th Floor
New York, NY 10153
Attention: Keith Schaitkin
Facsimile: 212-688-1158

4.10         Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all of the Parties.

4.11         Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall he enforceable in accordance with its terms.

4.12         Expenses.  Any and all costs and expenses (including fees and disbursements of its counsel, accountants and other experts) incurred by any of the Parties, the Company or Abura in connection with the preparation, negotiation, execution, delivery and/or performance hereof, each of the other documents and instruments executed in connection herewith or contemplated hereby and/or the consummation of the transactions contemplated hereby and thereby shall be borne by the Purchaser, unless the Transaction is not consummated, in which case, each of the Purchaser, each Seller, the Company and Abura shall bear its own such costs and expenses.

4.13         Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the Parties and no Party shall be liable or bound to any other Party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

4.14         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

THE SELLERS:

ICAHN PARTNERS LP
By:

By:	/s/ EDWARD E. MATTNER
Name: Edward E. Mattner
Title: Authorized Signatory

ICAHN PARTNERS MASTER FUND LP
By:

By:	/s/ EDWARD E. MATTNER
Name: Edward E. Mattner
Title: Authorized Signatory

ICAHN PARTNERS MASTER FUND II L.P.
By:

By:	/s/ EDWARD E. MATTNER
Name: Edward E. Mattner
Title: Authorized Signatory

ICAHN PARTNERS MASTER FUND III L.P.
By:

By:	/s/ EDWARD E. MATTNER
Name: Edward E. Mattner
Title: Authorized Signatory

THE PURCHASER:

NEW TROPICANA OPCO, INC.

By:	/s/ SCOTT C. BUTERA
Name: Scott C. Butera
Title: President & Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

Exhibit A

Company Shares and Purchase Price

Seller	Number of Company Shares	Purchase Price
Icahn Partners LP	4,070	US$	4,450,981.03
Icahn Partners Master Fund L.P.	4,576	US$	5,004,346.24
Icahn Partners Master Fund II L.P.	1,705	US$	1,864,600.16
Icahn Partners Master Fund III L.P.	649	US$	709,751.03
Total	11,000	US$	12,029,678.45

Exhibit B

Wiring Instructions of Sellers

Bank of America

ABA# 026009593

Attention: Dave Famiglietti

Icahn Partners LP – 4832040182

Icahn Partners Master Fund LP – 483006922699

Icahn Partners Master Fund II L.P. – 483006922194

Icahn Partners Master Fund III L.P. - 483006923180

Annex A

Deed of Assignment

(see attached)

ENGLISH TRANSLATION

DEED OF ASSIGNMENT

This sixth day of May, two thousand and ten, appeared before me, mr. Ralph Elias Yarzagaray, civil law notary in Aruba, in the presence of the witnesses to be named hereinafter:

Mr. mr. Jean Maurice DE CUBA, lawyer, born in Aruba on the first day of December, nineteen hundred and sixty-six (12-01-1966), holder of an Aruban driver’s license with number A-116334, issued in Aruba on the seventh day of August, two thousand and one (08-07-2001), valid until the seventh day of August, two thousand and eleven (08-07-2011), living in Aruba, Tanki Leendert 110, married, by these presents acting as agent, authorized in writing, of the legal entity “WELLS FARGO BANK NATIONAL ASSOCIATION”, domiciled in the United States of America, having its registered offices at 101 North Philips Avenue, Sioux Falls, South Dakota 57104, United States of America, also to be named “Seller” or “Bank” hereinafter.

POWER OF ATTORNEY

The appearing party’s power of attorney is evidenced by one (1) private letter of attorney, which, after having been authenticated by the agent in advance in the presence of the witnesses and me, civil law notary, and having been signed by all of them in evidence hereof, will be attached to the original of the deed of special auction conditions, executed before me, civil law notary, on the twenty-seventh day of April, two thousand and ten (04-27-2010).

OPENING BID AND DUTCH AUCTION

On this day, the auction by opening bid and Dutch auction of the Registered Property to be set forth hereinafter took place. This is evidenced by a record drawn up by me, civil law notary, on this day.

REGISTERED PROPERTY

A.                                    1.     the condominiums including the right of exclusive use of condominium units with appurtenances, officially described as Land Aruba, First Division, Section K, building number 2962-A, condominium numbers: 1 through 30, 36 through 47, 49 through 68, 73 through 88, 90 through 104,110 through 143, 148 through 163, 165 through 179, 185 through 218, 223 through 238, 240 through 254, 261 through 294, 308 through 311, 313 through 327, 329 through 362, all locally known as J.E. Irausquin Boulevard no number, each constituting a sixty-three/thirty-two thousand four hundred and sixty-fourth share in the joint ownership consisting of the leasehold until the thirtieth day of July, two thousand and fifty-one, of a parcel of public land, at the time of the division officially described as Land Aruba, First Division, Section K, number 1884, with the buildings with appurtenances located thereon;

2.              the condominiums including the right of exclusive use of condominium units with appurtenances, officially described as Land Aruba, First Division, Section K, building number 2962-A, condominium numbers: 32, 35, 48, 70, 89, 106,

109, 145, 164, 181, 184, 220, 239, 260, 299, 301, 302, 304, 305, 307, 312, and 328, all locally known as J.E. Irausquin Boulevard no number, each constituting an eighty-eight/thirty-two thousand four hundred and sixty-fourth (88/32464) share in the joint ownership consisting of the leasehold until the thirtieth day of July, two thousand and fifty-one, of a parcel of public land, at the time of the division officially described as Land Aruba, First Division, Section K, number 1884, with the buildings with appurtenances located thereon;

3.              the condominiums including the right of exclusive use of condominium units with appurtenances, officially described as Land Aruba, First Division, Section K, building number 2962-A, condominium numbers: 31, 33, 34, 69, 71, 72, 105, 107, 144, 146, 147, 180, 182, 183, 219, 221, and 222, all locally known as J.E. Irausquin Boulevard no number, each constituting a one hundred and twenty-six/thirty-two thousand four hundred and sixty-fourth (126/32464) share in the joint ownership consisting of the leasehold until the thirtieth day of July, two thousand and fifty-one, of a parcel of public land, at the time of the division officially described as Land Aruba, First Division, Section K, number 1884, with the buildings with appurtenances located thereon;

4.              the condominiums including the right of exclusive use of condominium units with appurtenances, officially described as Land Aruba, First Division, Section K, building number 2962-A, condominium numbers: 256, 257, 259, and 296, all locally known as J.E. Irausquin Boulevard no number, each constituting a one hundred and eighty-four/thirty-two thousand four hundred and sixty-fourth (184/32464) share in the joint ownership consisting of the leasehold until the thirtieth day of July, two thousand and fifty-one, of a parcel of public land, at the time of the division officially described as Land Aruba, First Division, Section K, number 1884, with the buildings with appurtenances located thereon;

5.              the condominiums including the right of exclusive use of condominium units with appurtenances, officially described as Land Aruba, First Division, Section K, building number 2962-A, condominium numbers: 255, 295, 297, and 298, all locally known as J.E. Irausquin Boulevard no number, each constituting a two hundred and sixty-seven/thirty-two thousand four hundred and sixty-fourth (267/32464) share in the joint ownership consisting of the leasehold until the thirtieth day of July, two thousand and fifty-one, of a parcel of public land, at the time of the division officially described as Land Aruba, First Division, Section K, number 1884, with the buildings with appurtenances located thereon;

6.              the condominiums including the right of exclusive use of condominium units with appurtenances, officially described as Land Aruba, First Division, Section K, building number 2962-A, condominium numbers: 300, 303, and 306, all locally known as J.E. Irausquin Boulevard no number, each constituting a seventy-six/thirty-two thousand four hundred and sixty-fourth share in the joint ownership consisting of the leasehold until the thirtieth day of July, two thousand and fifty-one, of a parcel of public land, at the time of the division officially described as Land Aruba, First Division, Section K, number 1884, with the buildings with appurtenances located thereon;

7.              the condominiums including the right of exclusive use of condominium units with appurtenances, officially described as Land Aruba, First Division, Section K, building number 2962-A, condominium numbers: 363 and 364, all locally known as J.E. Irausquin Boulevard no number, each constituting a thirty-

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eight/thirty-two thousand four hundred and sixty-fourth share in the joint ownership consisting of the leasehold until the thirtieth day of July, two thousand and fifty-one, of a parcel of public land, at the time of the division officially described as Land Aruba, First Division, Section K, number 1884, with the buildings with appurtenances located thereon;

8.              the condominium including the right of exclusive use of the condominium unit with appurtenances, officially described as Land Aruba, First Division, Section K, building number 2962-A, condominium number 258, locally known as J.E. Irausquin Boulevard no number, constituting a one hundred and sixty-six/thirty-two thousand four hundred and sixty-fourth (166/32464) share in the joint ownership consisting of the leasehold until the thirtieth day of July, two thousand and fifty-one, of a parcel of public land, at the time of the division officially described as Land Aruba, First Division, Section K, number 1884, with the buildings with appurtenances located thereon;

9.              the condominium including the right of exclusive use of the condominium unit with appurtenances, officially described as Land Aruba, First Division, Section K, building number 2962-A, condominium number 365, locally known as J.E. Irausquin Boulevard no number, constituting a one hundred and forty-six/thirty-two thousand four hundred and sixty-fourth (146/32464) share in the joint ownership consisting of the leasehold until the thirtieth day of July, two thousand and fifty-one, of a parcel of public land, at the time of the division officially described as Land Aruba, First Division, Section K, number 1884, with the buildings with appurtenances located thereon;

10.       the condominium including the right of exclusive use of the condominium unit with appurtenances, officially described as Land Aruba, First Division, Section K, building number 2962-A, condominium number 366, locally known as J.E. Irausquin Boulevard no number, constituting a one hundred and seventeen/thirty-two thousand four hundred and sixty-fourth (117/32464) share in the joint ownership consisting of the leasehold until the thirtieth day of July, two thousand and fifty-one, of a parcel of public land, at the time of the division officially described as Land Aruba, First Division, Section K, number 1884, with the buildings with appurtenances located thereon;

11.       the condominium including the right of exclusive use of the condominium unit with appurtenances, officially described as Land Aruba, First Division, Section K, building number 2962-A, condominium number 367, locally known as J.E. Irausquin Boulevard no number, constituting a seven hundred and ninety-seven/thirty-two thousand four hundred and sixty-fourth share in the joint ownership consisting of the leasehold until the thirtieth day of July, two thousand and fifty-one, of a parcel of public land, at the time of the division officially described as Land Aruba, First Division, Section K, number 1884, with the buildings with appurtenances located thereon;

12.       the condominium including the right of exclusive use of the condominium unit with appurtenances, officially described as Land Aruba, First Division, Section K, building number 2962-A, condominium number 368, locally known as J.E. Irausquin Boulevard no number, constituting a one thousand three hundred and eighty-three/thirty-two thousand four hundred and sixty-fourth share in the joint ownership consisting of the leasehold until the thirtieth day of July, two thousand and fifty-one, of a parcel of public land, at the time of the division officially described as Land Aruba, First Division, Section K, number 1884, with the buildings with appurtenances located thereon;

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13.       the condominium including the right of exclusive use of the condominium unit with appurtenances, officially described as Land Aruba, First Division, Section K, building number 2962-A, condominium number 369, locally known as J.E. Irausquin Boulevard no number, constituting a six hundred and forty-four/thirty-two thousand four hundred and sixty-fourth (644/32464) share in the joint ownership consisting of the leasehold until the thirtieth day of July, two thousand and fifty-one, of a parcel of public land, at the time of the division officially described as Land Aruba, First Division, Section K, number 1884, with the buildings with appurtenances located thereon;

14.       the condominium including the right of exclusive use of the condominium unit with appurtenances, officially described as Land Aruba, First Division, Section K, building number 2962-A, condominium number 370, locally known as J.E. Irausquin Boulevard no number, constituting a two thousand four hundred and twenty-seven/thirty-two thousand four hundred and sixty-fourth share in the joint ownership consisting of the leasehold until the thirtieth day of July, two thousand and fifty-one, of a parcel of public land, at the time of the division officially described as Land Aruba, First Division, Section K, number 1884, with the buildings with appurtenances located thereon;

15.       the condominium including the right of exclusive use of the condominium unit with appurtenances, officially described as Land Aruba, First Division, Section K, building number 2962-A, condominium number 371, locally known as J.E. Irausquin Boulevard no number, constituting a nine hundred and forty-two/thirty-two thousand four hundred and sixty-fourth (942/32464) share in the joint ownership consisting of the leasehold until the thirtieth day of July, two thousand and fifty-one, of a parcel of public land, at the time of the division officially described as Land Aruba, First Division, Section K, number 1884, with the buildings with appurtenances located thereon;

B.                                    the leasehold until the thirtieth day of July, two thousand and fifty-one (07-30-2051) of a parcel of public land, seven thousand seven hundred and eighty square meters (7,780 m2) in size, located at Eagle in Aruba, officially described as Land Aruba, First Division, Section K, number 3088, with the office, sports (tennis courts) and building land located there;

C.                                    Inventory present in aforementioned condominiums, as regards the condominium with number 371 only that inventory that is owned by debtor; jointly to be named the “Registered Property” hereinafter.

OWNER

Lessee of the Registered Property is: the corporation “KL Resort Development Company N.V.”, established on the twenty-fourth day of April, two thousand and seven (04-24-2007), domiciled in Aruba, J.E. Irausquin Boulevard 248, registered in the Trade Register of the Chamber of Commerce and Industry Aruba under number 36081.0 on the twenty-sixth day of April, two thousand and seven (04-26-2007), declared bankrupt in Aruba on the twenty-ninth day of December, two thousand and nine (12-29-2009); to be named “the Owner” hereinafter;

For the acquisition of ownership and the power of Seller to proceed to selling at an auction, reference is made to aforementioned record..

AUCTION CONDITIONS

The following apply to the auction:

a.               the “General Conditions of Foreclosure Sales nineteen hundred and ninety-three” (“AVVE”), contained in a deed executed before me, civil law notary, on the twentieth day of October, two thousand and five, a transcript of which was entered in Register C, Volume 650, number 45, of

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the Mortgage Registry Office in Aruba on the twenty-first day of October, two thousand and five;

b.              the deed containing special auction conditions, executed before me, civil law notary, on the twenty-seventh day of April, two thousand and ten (04-27-2010).

AMOUNT OF THE OPENING BID

As appears from aforementioned deed of opening bid, the opening bid on the Registered Property was twenty-eight million eight hundred and ninety-nine thousand nine hundred and ninety-nine Aruban florins and ninety cents (Afl. 28,899,999.90) by Mr. Vincent James INTRIERI, senior managing director, born in Eerie, Pennsylvania (United States of America) on the seventeenth day of August, nineteen hundred and fifty-six (8-17-1956), holder of an American passport with number: 218842201, issued in the United States of America on the twenty-first day of July, two thousand and six (7-21-2006), valid through the twentieth day of July, two thousand and sixteen (7-20-2016), living in New York (United States of America), Icahn Capital LP, 767, 5th Avenue, 47th floor (10153), married, by these presents acting as managing director of the corporation with limited liability “Abura Development Corporation VBA”, domiciled at Montaña 238, Noord, in Aruba, established by deed of the fifth day of May, two thousand and ten (05-05-2010), executed before me, civil law notary, and registered with the Chamber of Commerce and Industry of Aruba in file number 39726, and as such by these presents validly representing aforementioned corporation; to be named “opening bidder” hereinafter.

THE DUTCH AUCTION

Aforementioned Registered Property was auctioned by Dutch auction at an amount of thirty-six million Aruban florins (Afl. 36,000,000.00) by Mr. Vincent James INTRIERI, senior managing director, born in Eerie, Pennsylvania (United States of America) on the seventeenth day of August, nineteen hundred and fifty-six (8-17-1956), holder of an American passport with number: 218842201, issued in the United States of America on the twenty-first day of July, two thousand and six (7-21-2006), valid through the twentieth day of July, two thousand and sixteen (7-20-2016), living in New York (United States of America), Icahn Capital LP, 767, 5th Avenue, 47th floor (10153), married, by these presents acting as managing director of the corporation with limited liability “Abura Development Corporation VBA”, domiciled at Montaña 238, Noord, in Aruba, established by deed of the fifth day of May, two thousand and ten (05-05-2010), executed before me, civil law notary, and registered with the Chamber of Commerce and Industry of Aruba in file number 39726, and as such by these presents validly representing aforementioned corporation.

RIGHT OF DELIBERATION

Seller declared to use his right of deliberation as referred to in Article 8, General Provisions governing Forced Sales.

ASSIGNMENT

Seller declared to assign the Registered Property at aforementioned bid of thirty-six million Aruban florins (Afl. 36,000,000.00) to Mr. Vincent James INTRIERI, senior managing director, born in Eerie, Pennsylvania (United States of America) on the seventeenth day of August, nineteen hundred and fifty-six (8-17-1956), holder of an American passport with number: 218842201, issued in the United States of America on the twenty-first day of July, two thousand and six (7-21-2006), valid through the twentieth day of July, two thousand and sixteen (7-20-2016), living in New York (United States of America), Icahn Capital LP, 767, 5th Avenue, 47th floor (10153), married, by these presents acting as managing director of the corporation with limited liability “Abura Development Corporation VBA”, domiciled at Montaña 238, Noord, in Aruba, established by deed of the fifth day of May, two thousand and ten (05-05-2010), executed before me, civil law notary, and registered with the Chamber of Commerce and Industry of Aruba in file

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number 39726, and as such by these presents validly representing aforementioned corporation. This assignment is evidenced by an oral statement by Seller of this day.

DOMICILE

For the execution hereof, as well as for its fiscal consequences, domicile is invariably elected at the offices of the keeper of this deed until the end of the execution.

The appearing party and the witnesses are known to me, civil law notary.

IN WITNESS WHEREOF

this deed was drawn up in one original copy and executed in Aruba, the day first written above, in the presence of:

Ms. mr. Natalie Doorenbos, lawyer, born in Vught (the Netherlands) on the twenty-second day of March, nineteen hundred and eighty (03-22-1980) and Ms. Petronella Elisabeth Johanna Seyfarth, notarial clerk, born in Tilburg (the Netherlands) on the fifth day of January, nineteen hundred and sixty-nine (01-05-1969), both living in Aruba, as witnesses.

Immediately upon reading, this record was signed by the appearing party, the witnesses, and me, civil law notary, at eleven hours and thirty minutes.

[was signed]

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